Exhibit 10.2

ALTRUST FINANCIAL SERVICES, INC.

2004 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

1. PURPOSE. The purpose of the Altrust Financial Services, Inc. 2004 Stock Option Plan for Outside Directors (the “Plan”) is to advance the interests of Altrust Financial Services, Inc. (the “Company”) by encouraging ownership of the Company’s common stock (the “Common Stock”) by non-employee directors of the Company, thereby giving such directors an increased incentive to devote their efforts to the success of the Company.

2. ADMINISTRATION. Grants of options under this Plan are automatic. The Company’s Board of Directors (the “Board”) or a committee appointed by the Board composed of at least two members of the Board (which may be the Compensation Committee of the Board) shall have complete and conclusive authority to interpret the Plan and to make all other determinations necessary or advisable for the administration of the Plan.

3. ELIGIBILITY. All active Outside Directors shall automatically be participants in the Plan. For purposes of the Plan, an “Outside Director” means a director of the Company who is not an employee of the Company, or any of its subsidiaries or affiliates.

4. SHARES SUBJECT TO PLAN. Subject to adjustment in accordance with the provisions of Section 12, the maximum number of shares of Common Stock for which options may be granted under the Plan shall be 750,000, and the initial adoption of the Plan by the Board shall constitute a reservation of 750,000 authorized but unissued, or reacquired, shares of Common Stock for issuance only upon the exercise of options granted under the Plan. In the event that any outstanding option granted under the Plan for any reason expires or is terminated prior to the end of the period during which options may be granted under the Plan, the shares of Common Stock allocable to the unexercised portion of such option may again be subject in whole or in part to any option granted under the Plan.

5. GRANT OF OPTIONS. Subject to the availability of shares under the Plan, on November 1, 2004, each Outside Director shall, if he so elects in writing, be granted, in lieu of director fees for the 2004 term year, an option (“Option”) to purchase 8,400 shares of the Company’s Common Stock, subject to adjustment as provided in Section 12. On each subsequent November 1 during the term of this Plan, each Outside Director who is serving in such capacity as of such date shall, if he so elects in writing, be granted, in lieu of director fees for the then-current term year, an Option to purchase 8,400 shares of Common Stock, subject to adjustment pursuant to Section 12. Each such day that Options are to be granted under the Plan is referred to hereinafter as a “Grant Date.”

6. REDUCED GRANTS. If on any Grant Date, shares of Common Stock are not available under this Plan to grant to Outside Directors the full amount of a grant contemplated by Section 5, then each Outside Director shall receive an Option to purchase shares of Common Stock in an amount equal to the number of shares of Common Stock then available under the Plan divided by the number of Outside Directors as of the applicable Grant Date (a “Reduced Grant”). Fractional shares shall be ignored and not granted. If a Reduced Grant has been made and, thereafter, during the term of this Plan, additional shares of Common Stock become available for grant (e.g., because of the forfeiture or lapse of an Option), then each person who was an Outside Director both on the Grant Date on which the Reduced Grant was made and on the date additional shares of Common Stock become available (a “Continuing Outside Director”) shall receive an additional Option to purchase shares of Common Stock. The number of newly available shares shall be divided equally among the Options granted to the Continuing Outside Directors;

provided, however, that the aggregate number of shares of Common Stock subject to a Continuing Outside Director’s additional Option plus any prior Reduced Grant to the Continuing Outside Director on the applicable Grant Date shall not exceed 8,400 shares of Common Stock (subject to adjustment pursuant to Section 12). If more than one Reduced Grant has been made, available Options shall be granted beginning with the earliest such Grant Date.

7. VESTING AND EXERCISE OF OPTIONS.

(a) Vesting and Exercisability. Each Option granted under the Plan shall, unless earlier terminated as provided hereinafter in Section 8, become exercisable on the fifth anniversary of the Grant Date and shall expire on the date ten (10) years after Grant Date of the Option.

(b) Exercise Price. The price for each Option (the “Exercise Price”) granted under the Plan shall be the Fair Market Value of the shares of Common Stock subject to the Option on the Grant Date of the Option. For purposes of the Plan, “Fair Market Value” on any date, means (i) if the Common Stock is listed on a securities exchange or is traded over the Nasdaq National Market, the closing sales price on the immediately preceding date on which sales were reported; (ii) if the Common Stock is not listed on a securities exchange or traded over the Nasdaq National Market, the mean between the bid and offered prices as quoted by Nasdaq for such immediately preceding trading date, provided that if it is determined that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value will be determined by such other method as the Board or a committee of the Board determines in good faith to be reasonable; or (iii) the fair market value of the Common Stock determined by such methods or procedures as may be established from time to time by the Board or a committee of the Board, which may include, among other things, the ESOP valuation of the Common Stock as of the end of the last fiscal year prior to such date.

(c) Method of Exercise. All Options granted under the Plan shall be exercised by an irrevocable written notice directed to the Secretary of the Company at the Company’s principal place of business. Except in the case of a “cashless exercise” through a broker, such written notice shall be accompanied by payment in full of the Exercise Price for the shares for which such Option is being exercised; provided, however, that there shall be no such exercise at any one time as to fewer than one hundred (100) shares or all of the remaining shares then purchaseable by the person exercising the Option, if fewer than one hundred (100) shares. The Exercise Price shall be payable in United States dollars upon the exercise of the Option and may be paid in cash, by check, or in shares of Common Stock having a total fair market value on the date of exercise equal to the Exercise Price; provided that if the shares surrendered in payment of the exercise price were themselves acquired pursuant to the exercise of a stock Option, such shares must have been held by the Outside Director for such period of time, if any, as necessary to avoid variable accounting for the Option. To the extent permitted under Regulation T of the Federal Reserve Board, and subject to applicable securities laws and the authorization of the Board, the Option may be exercised through a broker in a so-called “cashless exercise” whereby the broker sells the Option shares and delivers cash sales proceeds to the Company in payment of the Exercise Price.

Subject to the terms of this Agreement, the Option may be exercised at any time and without regard to any other Option held by Outside Director to purchase Common Stock of the Company. No fractional shares of Common Stock shall be issued upon exercise of the Option.

All Common Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Board, or the committee administering the Plan, deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Common Stock is listed, quoted, or traded. The Board, or the committee administering the Plan, may place legends on any Common Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Common Stock.

8. EFFECT OF TERMINATION OF DIRECTORSHIP OR DEATH.

(a) Termination of Directorship. Upon termination of any Outside Director’s membership on the Board for any reason other than for cause or death, the Options held by the Outside Director under the Plan shall terminate ninety (90) days following the date of termination of the Outside Director’s membership on the Board or, if earlier, on the date of expiration of the Options as provided by Section 7(a) of the Plan. If the Outside Director exercises the Options after termination of the Outside Director’s service on the Board, the Outside Director may exercise the Options only with respect to the shares that were otherwise exercisable on the date of termination of the Outside Directors’ service on the Board. Such exercise otherwise shall be subject to the terms and conditions of the Plan.

(b) Cause. If the Outside Director’s membership on the Board is terminated for cause (as determined by the Board), all Options granted to such Outside Director shall expire upon such termination.

(c) Death. In the event of the death of a Outside Director, the Outside Director’s beneficiaries (pursuant to Section 11), personal representatives, heirs or legatees may exercise the Options held by the Outside Director on the date of death, upon proof satisfactory to the Company of their authority. The Options must be exercised within one (1) year after the Outside Director’s death and in any event prior to the date on which the Options expire as provided by Section 7(a) of the Plan. Such exercise otherwise shall be subject to the terms and conditions of the Plan.

9. RESTRICTIONS ON TRANSFER AND PLEDGE. The Options may not be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an affiliate, nor shall they be subject to any lien, obligation, or liability of the Outside Director to any party other than the Company or an affiliate. The Options are not assignable or transferable by the Outside Director other than by will or the laws of descent and distribution. The Options may be exercised during the lifetime of the Outside Director only by the Outside Director.

10. AWARD AGREEMENT. All awards of Options under this Plan shall be evidenced by a written Award Agreement between the Company and the Outside Director, which shall include such provisions, not inconsistent with the Plan, as may be specified by the Board or the committee administering the Plan.

11. BENEFICIARIES. An Outside Director may, in the manner determined by the Board, designate a beneficiary to exercise the rights of the Outside Director and to receive any distribution with respect to any Option upon his or her death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Outside Director, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Board. If no beneficiary has been designated or survives the Outside Director, payment shall be made to the Outside Director’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Outside Director at any time provided the change or revocation is filed with the Secretary of the Company.

12. ADJUSTMENTS. In the event that the Board determines that any distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Board’s sole discretion, affects the Common Stock such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an award or awards hereunder, then the Board shall, in such manner as it may deem equitable, adjust the number and type of shares (or other securities or property) which may be granted under the Plan. Any decision of the Board pursuant to the terms of this Section 12 shall be final, binding and conclusive upon the Outside Directors, the Company and all other interested parties. Without limiting the foregoing, in the event of a subdivision of the outstanding Common Stock (stock-split), a declaration of a dividend payable in shares of Common Stock, or a combination or consolidation of the outstanding Common Stock into a lesser number of shares, the authorization limit under Section 4 shall automatically be adjusted proportionately and any outstanding Options shall automatically be adjusted proportionately.

13. AMENDMENT, MODIFICATION AND TERMINATION OF PLAN. The Board may, at any time and from time to time, amend, modify or terminate the Plan without shareholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board, (i) materially increase the number of shares of Common Stock available under the Plan, (ii) expand the types of awards available under the Plan, (iii) materially extend the term of the Plan, or (iv) otherwise constitute a material change requiring shareholder approval under applicable laws, policies, or regulations or the applicable listing or other requirements of a securities exchange on which the Common Stock is listed or traded, then such amendment shall be subject to shareholder approval; and provided further, that the Board may condition any other amendment or modification on the approval of the shareholders of the Company for any reason.

14. GENERAL PROVISIONS.

(a) Rights as Shareholder. Neither the Outside Director nor the Outside Director’s successors shall have rights as a shareholder of the Company with respect to shares of Common Stock covered by the Outside Director’s Option until the Outside Director or the Outside Director’s successors become the holder of record of such shares.

(b) No Options after Ten Years. No Options shall be granted except within a period of ten (10) years after the Effective Date of the Plan.

(c) No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon the Outside Director to exercise such Option.

(d) Duration of the Plan. The Plan shall remain in effect until the day immediately following the 2014 annual meeting of Company shareholders, unless terminated earlier by the Board.

(e) Expenses of the Plan. The expenses of administering the Plan shall be borne by the Company.

(f) Effective Date. The Plan was originally adopted by the Board on March 11, 2004 and was approved by the shareholders on April 22, 2004. The Plan became effective as of the date it was approved by the shareholders of the Company (the “Effective Date”).